Exhibit 99.1

Peakstone Realty Trust Amends and Extends Credit Facility

El Segundo, Calif. – July 29, 2024 – Peakstone Realty Trust (the “Company”) (NYSE: PKST), a real estate investment trust that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties, today announced the successful closing of an amended and extended $907 million unsecured credit facility, underscoring the strength of its balance sheet and high-quality portfolio.

Key highlights of the amended facility include:

•
Size/Term: $907 million unsecured credit facility comprised of a $547 million revolver (extended maturity to July 2028), a $210 million term loan (extended maturity to July 2028), and a $150 million term loan (unchanged maturity in April 2026).

•	Interest Rate: 3.67% weighted average effective rate inclusive of current floating to fixed SOFR interest rate swaps covering the entire outstanding balance (i.e., $750 million).

“With the closing of this amendment, we have significantly extended our debt maturity profile and enhanced our financial flexibility. We are well positioned for future growth opportunities,” said Javier Bitar, CFO. “We appreciate the support of our bank group and their confidence in our business plan and operational capability to execute on strategic opportunities in the market.”

The joint lead arrangers and joint bookrunners for the facility were KeyBank, National Association, BofA Securities, Inc., Wells Fargo Securities, LLC, Truist Securities, and Fifth Third Bank, National Association. Regions Bank, Goldman Sachs, and U.S. Bank National Association are also participants in the facility.

About Peakstone Realty Trust

Peakstone Realty Trust (NYSE: PKST) is an internally managed real estate investment trust (REIT) that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties. These assets are generally leased to creditworthy tenants under long-term net lease agreements with contractual rent escalations and are situated in primarily high-growth, strategic coastal and sunbelt markets.

Additional information is available at www.pkst.com.

Contact:
ir@pkst.com

Cautionary Statement Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; recent and ongoing disruption in the debt and banking markets; tenant, geographic concentration, and the financial condition of our tenants; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to refinance or repay debt; whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; our ability to manage cash flows; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; cybersecurity incidents or other disruptions to our or our third party information technology systems; our ability to maintain our status as a REIT and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plan, including any acquisitions, investments, or dispositions; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.